EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aethlon Medical, Inc. (the “Registrant”) on Form 10-K for the fiscal year ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof, I, Charles J. Fisher, Jr., Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Aethlon Medical, Inc.

Dated: June 24, 2021	/s/ CHARLES J. FISHER, JR., M.D.
Charles J. Fisher, Jr., M.D.
Chief Executive Officer
Aethlon Medical, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aethlon Medical, Inc. and will be retained by Aethlon Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.